Exhibit 10.25

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”), dated March 27, 2019 (the “Effective Date”), is entered into by and among Laboratoires Mayoly Spindler SAS, a corporation created and organized under French laws (“Seller”) and AzurRx BioPharma, Inc., a Delaware corporation (“Buyer”). Each of the Seller and the Buyer are referred to herein as a Party, and collectively as the Parties.

Background

WHEREAS, the Seller and AzurRx BioPharma SAS (formerly ProteaBio Europe SAS), Buyer’s wholly-owned subsidiary (“AzurRx SAS”), are parties to that certain Joint Development and License Agreement, dated as of January 1, 2014 the (“JDLA”).

WHEREAS, the JDLA is being terminated by AzurRx SAS/the Buyer by mutual written agreement of the AzurRx SAS/Buyer and Seller, as of the Effective Date pursuant to that certain Termination Agreement in substantially the form attached hereto as Exhibit A (the “Termination Agreement”).

WHEREAS, immediately after (but for clarity, on the same date) the Termination Agreement becomes effective, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein;

WHEREAS, the Purchased Assets will include all of Seller’s and/or its Affiliates’ right, title and interest in and to any and all JDLA Assets (as defined below);

WHEREAS, upon consummation of the sale of the Purchased Assets from Seller to Buyer, Buyer and Seller shall enter into that certain Patent License Agreement, in substantially the form attached hereto as Exhibit B (the “License Agreement”); and

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1 Definitions

All terms not defined below are as defined elsewhere in this Agreement.

“2019 IP Costs” means the total amount of fees paid by Seller to Third Parties in connection with the maintenance of the Patent Rights in the Purchased Assets from January 1, 2019 through the Effective Date.

“2019 Escrow Stock” means 200,240 Restricted Shares, which is equal to the number of Buyer’s Restricted Shares that are equal to (a) € 400,000 divided by (b) $2.29, calculated at an exchange rate of $.872314 to €1.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

“2020 Escrow Stock” means 175,210 Restricted Shares, which is equal to the number of Buyer’s Restricted Shares that are equal to (a) € 350,000 divided by (b) $2.29, calculated at an exchange rate of $.872314 to €1.

“Active Ingredient means any lipase produced by the "yarrowia lipolytica recombinant strain with 6 copies of the lip2 gene permitting to overexpress the acid resistant Yarrovia Lipolitica LIP2 lipase". This strain has been deposited in 2005 at CNCM (Collection Nationale de Culture de Microorganismes) under the reference number I-3542.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than 50% of the voting securities or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

“Applicable Laws” means any laws, treaties, statutes, ordinances, judgments, decrees, directives, rules, injunctions, writs, regulations, binding arbitration rulings, orders, judicial or administrative interpretations or authorization of any Governmental Authority applicable to the transactions contemplated under this Agreement, the manufacture, distribution, promotion, marketing, handling, storage and/or sale of the Active Ingredient or of a Product, or to any other matters set forth in this Agreement; provided that, it shall be understood that with respect to the general operation of Seller’s business, the applicable laws of France shall be the Applicable Laws.

“Assumed Liabilities” means any Liabilities of the Seller including:

a) any and all Liabilities related to the Purchased Assets, solely and exclusively to the extent arising and relating to the period beginning after the Effective Date;

b) any and all Liabilities with respect to taxes due solely and exclusively (i) in connection with the Purchased Assets and (ii) that are arising and relating to the period beginning after the Effective Date; and

c)  any and all Liabilities to the extent arising out of and relating to events, transactions, facts, acts or omissions which occurred after the Effective Date, but only to the extent such Liabilities solely and exclusively relate to the Purchased Assets.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Chatou, France or New York, New York, USA, are permitted or required to close by law or regulation.

“Books and Records” means all of the original (or if unavailable a copy) documents, lists, files, records, research, studies, information and correspondence with Governmental Authorities in whatever form kept, including, but not limited to, electronic form, in each case, relating to the Development Program, the Active Ingredient, the Product or the Purchased Assets, including, but not limited to, all Regulatory Documentation, all preclinical data, studies, records, reports and research and all clinical study reports, all data sets, copies of all trial master files, all financial disclosure forms, pharmacovigilance databases and other similar books and records and any such records relating to Intellectual Property Rights.

“Buyer Stock” means the common stock of Buyer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

“Closing Payment Stock” means 400,481 Restricted Shares, which is equal to the number of Buyer’s Restricted Shares that are equal to (a) € 800,000 divided by (b) $2.29, calculated at an exchange rate of $.872314 to €1.

“Control” or “Controlled” means, with respect to any intellectual property right or other tangible or intangible property, that a Party or one of its Affiliates owns or has a license or sublicense to such item or right, and has the ability to grant access, license or sublicense in or to such right without violating the terms of any agreement or other arrangement with any Third Party.

“Development Program” shall have the definition given to such term in the JDLA.

“Encumbrance” means any mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

“Escrow Stock” means the 2019 Escrow Stock and the 2020 Escrow Stock.

“Excluded Liabilities” means any and all Liabilities of Seller and/or any of its Affiliates that are not expressly included in the definition of Assumed Liabilities, including, but not limited to:

(a)  any and all Liabilities relating to the Purchased Assets to the extent arising prior to or on the Effective Date;

(b)  any and all Liabilities with respect to taxes that arose prior to or on the Effective Date;

(c)  any and all Liabilities arising out of or otherwise relating to the employment or service of any person;

(d)  any and all Liabilities under this Agreement or incurred in connection with the negotiation or consummation of this Agreement;

(e)  any and all Liabilities to the extent arising out of events, transactions, facts, acts or omissions which occurred prior to or on the Effective Date;

(f)  any Liabilities related to assets that are not Purchased Assets;

(g)  all Liabilities to [*****] with respect to the Patent Rights; and

(g)  any and all Liabilities for performance under the JDLA prior to the Effective Date as defined in the Termination Agreement.

 “Fundamental Representations” means Section 4.1 (“Organization; Authority; Execution and Delivery”), Section 4.2 (“Consents; No Violation, Etc.”) or Section 4.4 (“Title to Purchased Assets”) (collectively, the “Fundamental Representations”)).

“Governmental Authority” means any court, governmental agency, department or commission or other governmental authority or instrumentality, including, but not limited to, the United States Food and Drug Administration.

“INDs and CTAs” means any and all investigational new drug applications and clinical trial applications with respect to the Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

“INRA Consent” means the consent to assignment of the Reciprocal License from Seller to Buyer, attached hereto as Exhibit G.

“Intellectual Property Rights” means all Patent Rights, copyrights, trademarks, service marks, service names, or trade names, including any applications or registrations for any of the foregoing, or extensions, renewals, continuations, continuations in part, divisionals, reexaminations, or re-issues thereof, or amendments or modifications thereto, brandmarks, brand names, trade dress, labels, logos, know-how (including the Know-How), show-how, technical and non-technical information, trade secrets, formulae, techniques, sketches, drawings, models, inventions, designs, specifications, processes, apparatus, equipment, databases, research, experimental work, development, pharmacology and clinical data, software programs and applications, software source documents, third-party licenses, and any similar type of proprietary intellectual property right vesting in the owner and/or licensee thereof pursuant to the Applicable Laws or regulations of any relevant jurisdiction or under any applicable license or contract, whether now existing or hereafter created, together with all modifications, enhancements and improvements thereto, in each case, to the extent relating to the Development Program, the Active Ingredient, the Product or the other Purchased Assets.

“JDLA Assets” means all Books and Records, Regulatory Documentation, Technology and/or Intellectual Property Rights to the extent related to or developed under the JDLA, including, but not limited to, any right, title or interest in such assets vested in Seller or any of its Affiliates (i) as a result of the termination of the JDLA pursuant to the Termination Agreement or (ii) under Section 12.1.7 of the JDLA.

“Know-How” means any and all methods, devices, Technology, trade secrets, inventions, compositions, designs, formulae, know-how, show-how, technical and training manuals and documentation and other information, including processes and analytical methodologies used in development, testing, analysis and manufacture, and medical, clinical and toxicological testing as well as other scientific data, which is related to, made, developed, conceived, and/or used in connection with the Development Program, the Active Ingredient, the Product, or any ingredient thereof, and/or the formulation, development, registration, manufacture, packaging, labeling, import, export, receipt, shipment, storage, use, pricing or sale of the Product.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking, or otherwise.

“Losses” means, collectively, any and all damages, losses, taxes, Liabilities, claims judgments, penalties, costs and expenses (including reasonable legal fees and expenses).

“Parties” means collectively the Seller and Buyer.

“Party” means either the Seller or Buyer.

“Patent Rights” means patents (including the Patents), patent applications, certificates of invention, or applications for certificates of invention, together with any extensions, registrations, confirmations, reissues, divisions, continuations or continuations-in-part, re-examinations, renewals, and foreign counterparts thereof.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

“Patents” means (a) all patents and patent applications licensed to Seller pursuant to the Reciprocal License and (b) patents and patent applications proprietary to Seller and listed on Exhibit D.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint venture, non-profit organization, pool, syndicate, sole proprietorship, unincorporated organization, university, Governmental Authority or any other form of entity not specifically listed herein.

“Product” means any product utilizing the Active Ingredient.

“Purchased Assets” means:

(a)  the Intellectual Property Rights;

(b)  the Transferred Contracts;

(c)  any inventories of Active Ingredient and/or Product or other supplies and other tangible assets used in connection with the development of the Active Ingredient and/or the Product;

(d)  Regulatory Documentation;

(e)  the Books and Records;

(f)  all rights and claims of the Seller, whether mature, contingent or otherwise, against any Person, whether in tort, contract or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles, each to the extent relating to the Purchased Assets; provided, however, that such rights and claims shall not include any rights and claims of Seller under this Agreement;

(h)  all other assets used or useful in the development of the Active Ingredient and/or a Product, whether or not reflected on the books and records of the Seller to the extent developed under or in connection with the JDLA;

(i)  the JDLA Assets; and

(i)  all goodwill related to any of the foregoing.

“Reciprocal License” means that certain Reciprocal License Agreement, dated as of February 2, 2006 between Seller and INRA Transfert as representative for Institut National de la Recherche Agronomique (“INRA”) and Centre National de la Recherche (“CNRS”), as amended.

“Regulatory Documentation” means all regulatory applications, submissions and approvals and rights of reference for the Active Ingredient and/or Products, and all correspondence with any Governmental Authority relating to the Active Ingredient and/or the Products or any of the foregoing regulatory applications, submissions, rights of reference or approvals; including but not limited to any INDs or CTAs.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

“Restricted Shares” shares that have not been registered for sale under applicable United States security laws. A description of typical requirements related to Restricted Shares is included as Exhibit G.

“Shared Costs” has the meaning given to that term in the JDLA.

“Technology” means inventions, trade secrets, Know-How, data and Intellectual Property, of any kind, including any proprietary materials (such as the “yarrowia lipolytica recombinant strain with 6 copies of the lip2 gene permitting to overexpress the acid resistant Yarrovia Lipolitica LIP2 lipase”), compounds, reagents, techniques, analytical methodology, or processes that are not included in Patent Rights.

“Termination Agreement Amount” means the amount of Shared Costs due to Buyer from Seller in connection with the JDLA that is in excess of the three hundred thirty four thousand euro (334.000€) (excluding tax through the Effective Date) amount that was already paid by Seller in 2018 under the JDLA.

“Third Party” means any legal person, entity or organization other than Buyer, Seller or an Affiliate of either Party.

“Trading Day” means a day on which Buyer Stock trades on the NASDAQ exchange.

“Transferred Contracts” means (a) the Reciprocal License and (b) the other contracts listed on Exhibit C, if any.

Section 1.2 Interpretation. When used in this Agreement the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” Any terms defined in the singular will have a comparable meaning when used in the plural, and vice-versa.

Section 1.3 Currency. All currency amounts referred to in this Agreement are in Euros, unless otherwise specified.

ARTICLE 2
PURCHASE AND SALE OF ASSETS

Section 2.1 Purchase and Sale. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts, all right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances.

Section 2.2 Assumption of Assumed Liabilities; Excluded Liabilities. Buyer hereby assumes and will be liable for only the Assumed Liabilities. Buyer will not assume or be liable for any of the Excluded Liabilities. Seller shall pay, discharge and satisfy, as they become due, all Excluded Liabilities.

Section 2.3 Deliveries. On the Effective Date, Seller will deliver to Buyer (a) any tangible materials included in the Purchased Assets, (b) copies (in the format in which they are maintained by Seller) of all Books and Records included in the Purchased Assets and (c) a duly executed copy of the Patent Assignment Agreement, substantially in the form attached hereto as Exhibit F.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Section 2.4 Wrong Pockets. If at any time or from time to time after the Effective Date, Seller or any of its Affiliates, as the case may be, shall receive or otherwise possess any asset that should belong to Buyer pursuant to this Agreement or that may be necessary or useful to exploit the Purchased Assets, Seller or its Affiliate, as applicable, shall promptly transfer, or cause to be transferred, such asset to Buyer. Prior to any such transfer, the Person receiving or possessing such asset shall hold such asset in trust for Buyer.

ARTICLE 3
FINANCIAL TERMS

Section 3.1 Purchase Price.

(a) As consideration for the Purchased Assets, in addition to Buyer’s assumption of the Assumed Liabilities, Buyer shall forgive all amount of Shared Costs owed from Seller to Buyer that are in excess of the Termination Agreement Amount; and Buyer will pay to Seller (i) the Closing Payment Stock; (ii) a total of € 1,500,000 in cash and Restricted Shares of Buyer Stock payable on the dates and in the form set forth in the below table (each a “Milestone Date”); and (iii) the 2019 IP Costs, which will be paid by Buyer within thirty (30) days of the receipt of an invoice along with reasonable supporting documentation. Each payment contemplated below (each a “Milestone Payment”) shall be payable in the form indicated in the column below labeled “Consideration Mix”. Any Milestone Payment payable in Buyer Stock, in whole or in party, will be released from escrow by the Escrow Holder (defined below) within five (5) Business Days of the occurrence of a Milestone Date to Seller. The Closing Payment Stock and all amounts set forth below paid for in Buyer Stock shall be referred to herein as (the “Equity Consideration”). For clarity, the Restricted Shares that will be issued to Seller in connection with each Milestone Payment will be issued along with the Closing Payment Stock, will be registered with such shares pursuant to Section 3.2 and will be released in accordance with Section 3.1(b) below.

Milestone	Consideration Amount	Consideration Mix
December 31, 2019	€ 800,000	(a) € 400,000 in cash and (b) the 2019 Escrow Stock.
December 31, 2020	€ 700,000	(a) € 350,000 in cash and (b) the 2020 Escrow Stock.

For the avoidance of doubt, the Equity Consideration for a given Milestone Payment will be issued one-time only. Any shares of Buyer Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements. The issuance of Buyer Stock pursuant to this Agreement is subject to the representations, covenants, restrictions and other terms and conditions set forth in Exhibit E, all of which are hereby incorporated by reference. Seller hereby represents and warrants that as of the Effective Date, and each date that any Equity Consideration is issued to it, that the representations and warranties in Exhibit E are true, complete and correct.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

(b) On the Effective Date, certificates issued in the name of the Seller for the Escrow Stock shall be held by the Secretary of the Buyer as escrow holder (the “Escrow Holder”), until the respective Milestone Date (the “Escrow Period”). During the applicable Escrow Period, the Escrow Agent shall hold and keep such certificates representing the Escrow Shares in its possession and such shares shall not be sold, assigned, transferred, pledged, or otherwise hypothecated by it during the Escrow Period.

(i) The Escrow Holder will disburse the Escrow Shares on the applicable Milestone Dates in accordance with Section 3.1(a) above. Upon disbursement of the Escrow Shares as set forth in this Section 3.1(b), the Escrow Account shall terminate.

(ii) The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Holder to be genuine and to have been signed or presented by the proper Party or Parties. The Escrow Holder shall not be liable for any act that he/she may do or omit to do hereunder as Escrow Holder while acting in good faith and in the exercise of his/her own good judgment, and any act done or omitted by the Escrow Holder pursuant to the advice of his/her own attorneys shall be conclusive evidence of such good faith.

(iii) The Seller and Buyer hereby jointly and severally expressly agree to indemnify and hold harmless the Escrow Holder and his/her designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense, incurred or suffered by the Escrow Holder and his/her designees, directly or indirectly, as a result of any of his/her actions or omissions or those of his/her designees while acting in good faith and in the exercise of his/her judgment under this Agreement or written instructions from the Seller or Buyer.

(iv) The Escrow Holder’s responsibilities as Escrow Holder hereunder shall terminate if he/she shall resign by written notice to each Party. In the event of any such termination, the Parties shall jointly appoint a successor Escrow Holder.

(v) The Escrow Holder is expressly authorized to, and hereby does, delegate his/her duties as Escrow Holder hereunder to the law firm of Disclosure Law Group, a Professional Corporation, which delegation shall survive his/her resignation as Escrow Holder.

(vi) If, from time to time during the Escrow Period, there is (A) any cash or stock dividend, stock split or other change with respect to the Escrow Shares being held in escrow or (B) any merger or sale of all or substantially all of the Buyer’s assets or other acquisition of the Buyer, any and all new, substituted or additional securities or property to which the Seller is entitled by reason of the Seller’s ownership of the Escrow Shares being held in escrow shall be deposited with the Escrow Holder and shall be included within the definition of Escrow Shares. All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect the events set forth in subclauses (A) and (B) or a similar transaction effected by the Buyer after the date hereof.

Section 3.2 Registration Statement. Buyer shall, no later than thirty (30) days after the issuance of the Closing Payment Stock and within 30 days of the issuance of each tranche

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

of Buyer Stocks issued in relation to the Milestone Payments (to the extent not previously registered), file a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the sale by Seller of the Closing Payment Stock. The Registration Statement shall comply as to form in all material respects with applicable rules of the Securities Exchange Commission (“SEC”) providing for offers and sales by Seller of the Closing Payment Stock.

Section 3.3 Taxes. Each Party agrees to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with Applicable Laws and with the terms of this Agreement, and agrees not to take any position inconsistent therewith on any tax return, in any tax refund claim, in any litigation or otherwise. For the avoidance of doubt, any and all Liabilities with respect to taxes arising from Seller’s ownership of the Purchased Assets prior to or on the Effective Date will be for the account of Seller, and any and all Liabilities with respect to taxes arising from ownership of the Purchased Assets after the Effective Date will be for the account of Buyer. Seller, at their sole cost and expense, shall (A) prepare and timely file all tax returns to be filed on or prior to the Effective Date with respect to the Purchased Assets, and (B) timely pay all taxes that are shown as payable with respect to such tax returns. All such tax returns shall be prepared in accordance with existing procedures, practices, and accounting methods of the Seller. Each Party will bear fifty percent (50%) of any transfer, sales, value added, or stamp duty taxes payable in connection with the transactions contemplated hereby (collectively, “Transfer Taxes”). The Party required by Applicable Laws shall, at its own expense, prepare and file all necessary tax returns and other documentation with respect to all such Transfer Taxes, promptly provide the other Party such tax returns and related documentation and, to the extent required by Applicable Laws, Seller or Buyer, as applicable, shall join in the preparation and execution of any such tax returns and other documentation. Buyer shall have no obligation for any capital gains or other income taxes owed by Seller, whether as a result of the transaction or otherwise. [*****].

Section 3.4 Fees for Patent Assignment; Assistance with Patent Assignment. Buyer shall be responsible for any and all fees associated with transferring title of Patents purchased hereunder from Seller to Buyer, including, but not limited to, the formalities requested by WIPO for patent assignment from Seller to Buyer or by any other Government Authority. Seller will reasonably assist Buyer with the transfer of any such Patents, including by executing any consents, assignments or other documents reasonably requested by Buyer in connection with such transfer. Buyer and Seller will cooperate in good faith to transfer such Patents from Seller to Buyer as soon as reasonably practicable after the Effective Date. During any period in which the Patents remain in Seller’s name, Seller will maintain, or cause to be maintained, such Patents in substantially the same manner as they had been maintained prior to the Effective Date. Buyer will reimburse Seller for any reasonable and documented maintenance fees that incurs with respect to the Patents during this period. Seller will share with Buyer any invoices related to the maintenance of the Patents that it receives within two (2) Business Days of receiving same.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Section 4.1 Organization; Authority; Execution and Delivery. Seller is a company duly organized, validity existing and in good standing under the laws of the country of France. Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been validly authorized. This Agreement has been executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Section 4.2 Consents; No Violation, Etc. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby (including the transfer of the Purchased Assets to Buyer) and the compliance with the terms hereof will not: (i) violate any Applicable Laws, (ii) conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of Seller, (iii) conflict with or violate any Transferred Contract or any other contract to which Seller is a party or by which it is otherwise bound or (iv) require Seller to obtain any approval, authorization, consent, license, exemption, filing or registration from or with any court, arbitrator, Governmental Authority or pursuant to any contract by which Seller is bound or that otherwise relates to any of the Purchased Assets or the Product, except for the INRA Consent, which has already been obtained.

Section 4.3 Litigation. Prior to and as of the Effective Date, there are no claims, suits, actions or other proceedings pending or threatened in writing against Seller at law or in equity before or by any Governmental Authority, domestic or foreign, involving or related to the Purchased Assets or the Assumed Liabilities or which may in any way adversely affect the performance of Seller’s obligations under this Agreement or the transactions contemplated hereby.

Section 4.4 Title to Purchased Assets. Immediately prior to the transfer of the Purchased Assets to Buyer, Seller is the sole and exclusive owner of, has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, and has the right to convey the same to Buyer without conflicting with the terms of any contract to which Seller or any of its Affiliates is bound. No Third Party holds any license, option, reversionary interest or other right with respect to any of the Purchased Assets, the Active Ingredient or the Product.

Section 4.5 No Undisclosed Liabilities. There are no Liabilities related to the Purchased Assets other than (i) the Assumed Liabilities; and/or (ii) the Excluded Liabilities; and/or (iii) Liabilities arising after the Effective Date pursuant to the express terms of executory Transferred Contracts identified in Exhibit C.

Section 4.6 Transferred Contracts. Seller has delivered to Buyer complete copies of each of the Transferred Contracts, including any and all amendments thereto and (i) each Transferred Contract is valid, binding and enforceable on Seller (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at law) and is in full force

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

and effect, (ii) neither Seller (nor to Seller’s knowledge, any other party to a Transferred Contract) is in material breach or violation of, or default under, any Transferred Contract and (iii) no consent of any Person is required in connection with the assignment of the Transferred Contracts to Buyer pursuant to this Agreement. Except for the Termination Agreement, the Transferred Contracts include all agreements between Seller or any of its Affiliates and another Person with respect to the Development Plan, JDLA or the Purchased Assets.

Section 4.7 Compliance with Applicable Law. The research and development of the Active Ingredient and the Technology, including but not limited to any research and development work performed by or on behalf of Seller under the JDLA, has at all times been conducted in compliance with all Applicable Laws. Seller is solely responsible for compliance with US security laws in relation to the receipt, holding and transfer of Buyer Stock, including, but not limited to, the Restricted Shares.

Section 4.8 Product Intellectual Property. There are no Patent Rights that are owned or otherwise Controlled by Seller or any of its Affiliates that relate to the Active Ingredient, the Products or the Purchased Assets, other than the Patents that are licensed listed on Exhibit D. All of the Intellectual Property Rights included in the Purchased Assets are valid, enforceable and in full force and effect. To Seller’s knowledge, the use of the Active Ingredient and the Technology in connection with the development, manufacture, use, sale and commercialization of any Products does not and would not infringe, misappropriate or violate any patent, copyright, trade secret or other intellectual property or contractual right of any Third Party, in each case, as of the Effective Date. Seller declares that prior and until the Effective Date it has not received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation (including any claim that Seller must license or refrain from using any Intellectual Property Rights relating to the Technology, the Active Ingredient or any Product).

Section 4.9 No Other Product or JDLA Related Assets. Except for the Termination Agreement, the Purchased Assets constitute all of the assets of Seller or its Affiliates related to the Active Ingredient, the Products, the Development Plan and/or the JDLA. Except for the Purchased Assets, neither Seller nor any of its Affiliates holds or retains any ownership, license, option, right of reference or other right or interest in or to any patent, copyright, trade secret, trademark, data, know-how, contractual right or other tangible or intangible asset that is necessary or useful for the development or commercialization of the Technology, any Active Ingredient or any Product.

Section 4.10 Taxes. Seller does not have any Liability with respect to any taxes arising from Seller’s ownership of the Purchased Assets prior to or on the Effective Date for which Buyer would reasonably be expected to become liable as a transferee or that would reasonably be expected to adversely affect Buyer’s right to use and enjoy any of the Purchased Assets, free and clear of any Encumbrances, including liens for Taxes.

Section 4.11 No Brokers. Neither Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to this Agreement for which Buyer could become liable or obligated or which could result in an Encumbrance being filed against any of the Purchased Assets.

Section 4.12 Books and Records. All of the Books and Records are complete and accurate in all material respects.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Section 4.13 Regulatory Documentation. Seller has complied in all material respects with all Applicable Laws pertaining to privacy and security of protected health information within the Know-How or the Books and Records. Neither Seller nor any of its Affiliates has received any written communication alleging any violation of Applicable Laws pertaining to the privacy and security of protected health information within the Know-How or the Books and Records.

Section 4.14 Intentionally Omitted.

Section 4.15 No Other Representations or Warranties. Except for the representations and warranties of Seller expressly set forth in this Article 4 and in Exhibit E, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller. Except as specifically set forth in this Agreement, Seller does not represent and warrant that (i) the use of Active Ingredient and the Technology in connection with the development, manufacture, use, sale and commercialization of any Products does not infringe, misappropriate or violate any patent, copyright, trade secret or other intellectual property or contractual right of any Third Party and (ii) Buyer will be able to (a) commercialize products based on the Purchased Assets or (b) patent additional intellectual property rights relating to Technology; provided that, Seller represents and warrants that neither it, nor any of its Affiliates knows of any reason why Buyer would be restricted from (1) commercializing products based on the Purchased Assets (assuming additional necessary development activities) or (b) patenting additional intellectual property rights relating to Technology.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 5.1 Organization; Authority; Execution and Delivery. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been authorized. This Agreement has been executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing regardless) of whether considered in a proceeding in equity or at law.

Section 5.2 Consents; No Violations, Etc. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby (including the transfer of the Purchased Assets to Buyer) and the compliance with the terms hereof will not: (i) violate any Applicable Laws applicable to Buyer, (ii) conflict with any provision of the operating agreement (or similar organizational document) of Buyer, (iii) conflict with or violate any contract to which Buyer or any of its Affiliates is a party or by which it is otherwise bound or (iv) require Buyer or any of its Affiliates to obtain any approval,

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authorization, consent, license, exemption, filing or registration from or with any court, arbitrator, Governmental Authority or pursuant to any contract by which Buyer or any of its Affiliates is bound.

Section 5.3 No Brokers. Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to this Agreement for which Seller could become liable or obligated.

Section 5.4 No Other Representations or Warranties. Except for the representations and warranties of Buyer expressly set forth in this Article 5, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer. Buyer makes no representation or warranty with respect to the steps that Seller must take to comply with applicable US securities laws in relation to its receipt, holding or transfer of any Buyer Stock, including, but not limited to, the Restricted Shares.

ARTICLE 6
OTHER AGREEMENTS

Section 6.1 Restrictive Covenants. As a material inducement for Buyer to enter into this Agreement, Seller agrees to the covenants and restrictions set forth below in this Section 6.1, and Seller hereby acknowledges and agrees that Buyer would not execute and deliver this Agreement and consummate the transactions contemplated hereby in the absence of such covenants by Seller. Neither Seller, nor any of its Affiliates: (i) shall, directly or indirectly, disclose or use or otherwise exploit for their own benefit or for the benefit of any other Person, any of the Intellectual Property Rights, Books and Records or other non-public information included in the Purchased Assets (collectively, “Confidential Information”), (ii) develop, manufacture, commercialize or otherwise exploit the Active Ingredient (in any form), alone or in combination with any other active or inactive ingredients, in any country in the world, except as permitted by the License Agreement and (iii) shall safeguard any Confidential Information in their possession or control by all reasonable measures. Seller acknowledges and agrees that any and all Confidential Information will be, as of the Effective Date, the exclusive property of Buyer.

Section 6.2 Further Assurances. Each Party, upon the request of the other Party and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. Seller will be responsible for all compensation due to [*****], if any, in connection with the sale of the Patent Rights.

Section 6.3 Patent Rights. Within ten (10) business days of the Effective Date, Seller shall have entered into an agreement with [*****], in form and substance reasonably acceptable to Buyer, under which [*****] will assign all of his right, title and interest in and to the Patent Rights to Seller (the “After Acquired Rights”). Upon consummation of the acquisition of the After Acquired Rights, (i) Seller will and hereby does, assign to Buyer all of its right title and interest in the After Acquired Rights to Buyer and (ii) the After Acquired Rights will be included within the scope of the defined term “Purchased Assets” and all

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representations, warranties and covenants given with respect to the Purchased Assets on the Effective Date will be deemed to have been given again on the date of the subject acquisition with respect to the After Acquired Rights. On the date of the consummation of the acquisition of the After Acquired Rights, Seller will cause [*****] to execute a Patent Assignment Agreement, substantially in the form attached hereto as Exhibit H, assigning the subject Patents from [*****] to Buyer and will deliver the executed agreement to Buyer.

Section 6.4 Other Fees. As between the Parties, Buyer shall be responsible for fees that accrue with respect to the maintenance of the Patent Rights included in the Purchased Assets after the Effective Date, including, but not limited to, any and all application and/or renewal and/or maintenance and/or defense fees.

ARTICLE 7
INDEMNIFICATION; LIABILITY

Section 7.1 Indemnification by Seller. Seller hereby agrees to indemnify and defend Buyer and its Affiliates, and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(a) any breach by Seller of any representation or warranty made by Seller under this Agreement;

(b) any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement;

(c) any Loss incurred by Buyer in connection with a failure of Seller to have assigned to meet its obligations under Section 6.3.

(d) any taxes of Seller that accrue or relate to periods that ended prior to or on the Effective Date; and

(e) any of the Excluded Liabilities.

Section 7.2 Indemnification by Buyer. Buyer hereby agrees to indemnify and defend Seller and its officers, directors and employees (the “Seller Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(a) any breach by Buyer of any representation or warranty made by Buyer under this Agreement;

(b) any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement; and

(c) any taxes of Buyer that accrue or relate to periods that begin after the Effective Date;

(d) any of the Assumed Liabilities.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Section 7.3 Survival of Representations and Warranties. Except for the Fundamental Representations (which shall survive and remain in full force and effect at all times after the Effective Date), the representations and warranties set forth in Article 4 and Article 5 shall survive and remain in full force and effect until the date that is twenty-four (24) months after the Effective Date.

Section 7.4 Sole Remedy. Except in the event of fraud, gross negligence or willful misconduct, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims with respect to breaches of any representation or warranty stated in Article 4 or Article 5 shall be pursuant to the rights to indemnification set forth in this Article 7.

Section 7.5 Indemnity Procedures.

(a) In order for an indemnified party under this Article 7 (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, the Indemnified Party will, within a reasonable period of time following the discovery of the matters giving rise to any Losses, notify its applicable insurer and the indemnifying party under this Article 7 (the “Indemnifying Party”) in writing of its claim for indemnification for such Losses, specifying in reasonable detail the nature of the Losses and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give notification will not affect the indemnification provided hereunder, except to the extent the Indemnifying Party will have been actually prejudiced as a result of the failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within a reasonable period of time after the Indemnified Party’s receipt of such request, all information, records and documentation reasonably requested by the Indemnifying Party with respect to such Losses. The Indemnifying Party shall control all litigation reflecting to the indemnification. Without limiting the foregoing, the Indemnified Party shall control choice of counsel, staffing, and all decisions to be made with the litigation.

(b) If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information, which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party will seek the approval of the Indemnified Party (not to be unreasonably withheld) to any settlement, compromise or discharge of such Third Party Claim the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such

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Third Party Claim without the Indemnifying Party’s prior written consent). The Indemnifying Party shall reimburse upon demand, all reasonable costs and expenses incurred by the Indemnified Party in cooperation with the defense or prosecution of the Third Party Claim.

Section 7.6 Right of Set-Off. Notwithstanding anything herein to the contrary, in addition to any other rights available to any Buyer Indemnified Party under this Agreement or otherwise, Buyer shall have the right to set-off any Milestone Payment payable to Seller hereunder to provide recourse to any Buyer Indemnified Party with respect to (a) amounts finally determined to be owed to any Buyer Indemnified Party in respect of their indemnification rights under this Article 7 or (b) amounts reasonably determined by Buyer to satisfy pending claims brought by any Buyer Indemnified Party in respect of their indemnification rights under this Article 7; provided, however, that with respect to clause (b), to the extent that it is finally determined that a Buyer Indemnified Party is not entitled to indemnification for the full amount of the portion of the Milestone Payment so set-off, Buyer shall promptly thereafter pay or cause to be paid to Seller such portion of the Milestone Payment to which Seller is so entitled to receive. In the event that Buyer exercises its right to set-off all or any portion of a Milestone Payment, Seller shall remain liable for any unsatisfied indemnification obligations under this Article 7.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

Section 8.2 Notices. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given: (a) on the date delivered, if personally delivered, (b) on the date sent by facsimile with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (d) upon receipt after mailing, if mailed by related country postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a Party may change its address for receiving notice by the proper giving of notice hereunder:

if to Buyer, to:

AzurRx Biopharma, Inc.
760 Parkside Avenue
Downstate Biotechnology Incubator
Suite 304
Brooklyn, NY 11226
Tel: 646-699-7855
info@azurrx.com

with a copy to:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Facsimile: (973) 597-2400
Attn: Michael J. Lerner, Esq.

if Seller, to:

Laboratoires Mayoly Spindler
6 avenue de l'Europe,
78401 Chatou, France
Attention: President

with a copy to:

Laboratoires Mayoly Spindler
6 avenue de l'Europe,
78401 Chatou, France
Attention: Legal Department

Section 8.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order to ensure that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

Section 8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings both written and oral (including any letter of intent, memorandum of understanding electronic communicators, e-mail or term sheet), between the Parties with respect to the subject matter hereof. Except as specifically provided herein, this Agreements is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 8.7 Governing Law. This Agreement and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the

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laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof.

Section 8.8 Jurisdiction; Venue, Service of Process. Buyer and Seller each agrees to irrevocably submit to the sole and exclusive jurisdiction of the state and federal courts located in New York County, New York for any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and hereby waives any objection to the laying of venue in such courts. Each Party agrees that service of any process, summons, notice or document by registered mail or recognized international courier service to such Party’s address set forth in this Agreement shall be effective service of process.

Section 8.9 Publicity. Neither Party will make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other Party. Notwithstanding the foregoing (a) either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party’s counsel may be required by any Government Rule or the rules of any stock exchange on which such Party’s or any of its Affiliates’ securities trade and (b) Buyer may publicize its development of the Active Ingredient, the Technology and/or any resulting Products without approval from Seller.

Section 8.10 Assignment. Neither Party may assign its rights or obligations under this Agreement without the prior, written consent of the other Party; provided, however, that notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement, without any obligation to obtain the other Party’s consent, to (i) any of its Affiliates or (ii) in connection with any merger, consolidation, sale of all or substantially all of the assets of such Party (or, in the case of Buyer, Buyer’s business related to the Product) or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Agreement. No assignment will relieve either Party of its responsibility for the performance of any obligation. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, in the event that prior the milestones set forth in Section 3.1 Buyer is subject to any merger, consolidation, sale of all or substantially all of its assets, in particular Buyer’s business related to the Product, or any similar transaction, or any assignment of rights or obligations under this Agreement, Buyer covenants and agrees that i) it will assign its payment rights to its successor-in-interest through a dedicated covenant for such purpose and failing the payment by its successor-in-interest, Buyer remains jointly and severally liable for the payment of the Milestone Payment as set forth in Section 3.1.

Section 8.11 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by both Parties. Each Party may, by a signed written instrument, waive compliance by the other Party with any term or provision of this Agreement that such other Party was obligated to comply with or perform.

[Remainder of Page Intentionally Left Blank- Signature Page to Follow]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

AzurRx BioPharma, Inc.	Laboratoires Mayoly Spindler SAS
By: /s/ Thijs Spoor	By: /s/ Claude Brunet
Name: Thijs Spoor	Name: Claude Brunet
Title: President & CEO	Title: Chief Executive Officer

[signature page to AzurRx/LMS Asset Purchase Agreement]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

EXHIBIT A

Termination Agreement

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) dated March 27, 2019 (the “Effective Date”), is between Laboratoires Mayoly Spindler SAS, a corporation created and organized under French laws (“LMS”) and AzurRx BioPharma, Inc., a Delaware corporation (“AZRX”) executing on behalf of its wholly-owned subsidiary, AzurRx BioPharma SAS (formerly ProteaBio Europe SAS) (“AZRX SAS”). LMS and AZRX are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

A.    LMS and AZRX SAS are parties to that certain Joint Development and License Agreement, executed as of January 1, 2014 (the “JDLA”).

B.    AZRX is the direct parent of its wholly-owned subsidiary, AZRX SAS, and therefore has the authority to execute this Agreement on its behalf.

C.    LMS has executed that certain term sheet, dated as of November 28, 2018, pursuant to which LMS agreed to make certain payments in connection with the termination of the JDLA.

D.    The Parties now desire to terminate the JDLA by written agreement in accordance with and subject to the terms of this Agreement.

E.    Immediately after the termination of the JDLA becomes effective, upon the terms and conditions set forth in that certain Asset Purchase Agreement, dated as of the date hereof, between AZRX and LMS (the “APA”), AZRX shall purchase all of LMS’ right, title and interest in and to the Purchased Assets (as defined in the APA) and the JDLA Assets (as defined in the APA).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the Parties agree as follows:

1. Certain Defined Terms. Certain terms capitalized and not otherwise defined herein shall have the meanings given to such terms in the JDLA.

2.     Amendment of the JDLA. The Parties hereby agree that the JDLA shall be amended (the “Amendment”) to add the following as a new clause 15.1.4:

“The Parties may terminate this Agreement by mutual written Agreement.”

3.     Termination of JDLA. The JDLA is hereby terminated and of no further force

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or effect immediately after the effectiveness of the Amendment, which for the avoidance of doubt, shall be on the Effective Date. Upon the termination of the JDLA i.e the Effective Date, the full and exclusive rights relating to the JDLA shall be reverted by each Party to the other Party pursuant to the terms and conditions set forth in this Agreement and AZRX SAS shall immediately cease incurring or committing towards LMS any further fees and expenses in connection with the JDLA. For the avoidance of doubt, the grant of licenses and sub-licenses under the JDLA is terminated as of the Effective Date.

4.     Payments Due AZRX SAS. LMS shall pay to AZRX SAS (or its designee) in immediately available funds to an account designated by AZRX SAS to LMS:

its part of Shared Costs as defined in Article 4.2 of the JDLA in the year 2018 for any work under Development Program (for chronic pancreatitis as well as for cystic fibrosis or any other indication in the Field) which was decided to be carried out prior to the Effective Date. This Shared Cost is set at three hundred thirty four thousand euros (334.000€) (excluding tax) through the Effective Date (the “Shared Cost Amount”). Any amount due from LMS to AZRX SAS under the JDLA that is in excess of the Shared Cost Amount, shall be forgiven as part of the purchase price for the Purchased Assets (as defined in the APA) under the APA. The Shared Cost Amount has already been paid by LMS.

5.     Release by AZRX SAS. AZRX agrees that no payment of Shared Costs in excess or in addition to the Shared Cost Amount (other than applicable taxes through the Effective Date) shall be due to AZRX SAS or any of its Affiliates. Any invoice issued by AZRX SAS in respect of Shared Costs that is in excess of the Shared Cost Amount shall be cancelled by issuance of a corresponding credit note within ten (10) days from the Effective Date indicating that the amounts set forth on Exhibit A have been forgiven in accordance with the APA.

6. Rights of the Parties-Survival. Except as set forth herein, this Agreement does not extinguish, waive or otherwise alter any rights, including, but not limited to, rights relating to ownership of Intellectual Property and/or confidentiality that have accrued to either Party under the JDLA as of the Effective Date. All rights of each Party with respect to ownership of Intellectual Property and/or confidentiality as set forth in Sections 11, 15.5.1 and 12.1.1 – 12.1.4 (inclusive) shall survive termination of the JDLA. In addition, to the extent that any rights in Intellectual Property were or would be conferred to either Party under Sections 12.1.5 – 12.1.8 (inclusive), the Party owning such rights on the Effective Date shall retain those ownership rights. And, with respect to rights retained by or reverting to LMS, such Intellectual Property rights shall be included in the Purchased Assets.

7.     Governing Law. This Agreement will be governed by and construed in accordance with the laws of the country of France.

8. Dispute Resolution. All disputes arising out of or in connection to this Agreement shall be settled by French Court in Paris.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

9. Integration; Amendments. This Agreement, the APA and the JDLA set forth the final and complete understanding of the Parties hereto and supersedes any prior agreement with respect to the subject matter hereof and may not be modified, amended, or otherwise altered except in a writing executed by the Parties.

10. Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which, when taken together, will constitute one and the same instrument.

11. Further Acts. Each party agrees to sign and have acknowledged and delivered to the other party, as may be appropriate, any and all additional instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

[Signature blocks appear on the following page]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

IN WITNESS HEREOF, the parties have executed and delivered this Termination Agreement.

LMS

LABORATOIRES MAYOLY SPINDLER SAS

By: /s/ Claude Burnet
Its: Chief Executive Officer

AZRX

AZURRX BIOPHARMA, INC.

By:/s/ Thijs Spoor
Its: President & CEO

Acknowledged and Agreed:

AZURRX BIORPHARMA SAS

 By: /s/ Thijs Spoor
 Its: President & CEO

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Exhibit A

Cancelled Invoices

[*****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

EXHIBIT B

License Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

B-1

EXHIBIT C

Transferred Contracts

Reciprocal License

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

C-1

EXHIBIT D

Patents

[*****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

D-1

EXHIBIT E

Private Placement Rider

1. Seller is an entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring Buyer Stock pursuant to this Agreement, and is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended.

2. Seller and its representatives have had the opportunity to review the current business prospects, financial condition and operating history of Buyer, as set forth or incorporated by reference in its filings made by Buyer with the U.S. Securities and Exchange Commission. Seller and its representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of investment in Buyer Stock. Seller and its representatives have had the opportunity to ask questions and receive answers from Buyer regarding the terms and conditions of the sale of Buyer Stock pursuant to this Agreement and have received all the information they consider necessary or appropriate for deciding whether to participate in such transactions. Seller has consulted with its own legal, tax and accounting advisors as to the consequences of participating or not participating in such transactions.

3. Any Buyer Stock acquired pursuant to this Agreement is for the account of Seller, for investment purposes and not with any view to the distribution thereof, and Seller will not sell, assign, transfer or otherwise dispose of any such Buyer Stock, or any interest therein, in violation of the Securities Act of 1933, as amended, or any applicable state securities law.

4. Seller understands that until it is registered (i) any Buyer Stock acquired pursuant to this Agreement may not be sold or otherwise disposed of except in a transaction registered under the Securities Act of 1933, as amended, and any applicable state securities law, or exempt from registration, and (ii) any certificates or book-entry records representing Buyer Stock acquired pursuant to this Agreement will bear appropriate legends restricting the transferability thereof.

5. Seller understand that Buyer will rely upon the completeness and accuracy of these representations and warranties in establishing that the contemplated transactions are exempt from the Securities Act of 1933, as amended, and applicable state securities laws.

6. Seller understands that its investment in the Buyer Stock involves a high degree of risk and that no representation is being made as to the business or prospects of Buyer after completion of the transaction contemplated in the Agreement or the future value of the Equity Consideration. Seller, either alone or together with its representatives, has the knowledge, sophistication and experience in financial and business matters as to fully understand and be capable of evaluating the merits and risks of an investment in Buyer Stock and has the ability to bear the economic risks of an investment in the Equity Consideration. Seller has carefully reviewed and considered the risk factors included in the Buyer’s annual reports and quarterly reports filed with the Securities and Exchange Commission (the “Risk Factors”). Seller hereby acknowledges and confirms that it has carefully reviewed and considered the risks and uncertainties described in the Risk Factors before making a decision to accept Buyer Stock as consideration in the Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

E-1

Exhibit F

Patent Assignment Agreement LMS

ASSIGNMENT

I, LABORATOIRES MAYOLY SPINDLER, a corporation having a place of business at 6, Avenue de L’Europe, 78400 Chatou, France, (hereinafter “ASSIGNOR”), in consideration of good and valuable consideration, the sufficiency of which and receipt of which are hereby acknowledged, paid to ASSIGNOR by

AZURRX BIOPHARMA, INC.

A Delaware corporation, located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226, USA (hereinafter “ASSIGNEE“), do hereby sell and assign to said ASSIGNEE, its successors and assigns, the below indicated right, title, and interest, throughout the world, in and to said Invention(s), and to said applications and to any and all patents to be obtained therefore, including but not limited to, the inventions listed in the attached patent schedule I and patent schedule II, and all patents, divisions, reissues, continuations and any extensions thereof and rights of priority therein, and all applications for industrial property protection including, without limitation, all applications for patents, utility models, inventor’s certificates and designs and rights of priority therein that may be filed for said Invention(s) in any country, and including the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which any such application is filed, as may be applicable; said interest being my entire ownership interest in the same, to be held and enjoyed by said ASSIGNEE, its successors, assigns, or other legal representatives, to the full end of the term thereof, as fully and entirely as the same would have been held and enjoyed by me if this Assignment and sale had not been made.

And for the consideration aforesaid, I hereby covenant and agree to and with said ASSIGNEE, its successors and assigns, that whenever ASSIGNEE, its counsel or representative, or the counsel or representative of its successors or assigns, shall advise that an amendment to, or a division of, or any other proceeding or action in connection with an application concerning said Invention, including interference proceedings, is lawful and desirable, orthat a reissue or continuation or extension of such application or patent issuing therefrom is lawful and desirable, I will sign all papers and drawings, take all rightful oaths and affidavits, and do all acts necessary or required to be done for the procurement or enforcement of all lawful rights associated with the Invention, or for the reissue or continuation or extension of the same, will do all acts necessary or required to secure in said ASSIGNEE, its successors or assigns, the title to and full benefit of all rights hereby assigned, without charge to said ASSIGNEE or its successors or assigns, but at its or their expense; and I hereby appoint every present or future officer of said ASSIGNEE as my agent to sign all such papers and to do all such necessary acts on my behalf, to the fullest extent permitted by law.

And I hereby authorize and request the Commissioner of Patents and Trademarks and any other granting authority to issue any Letters Patent or other evidence or forms of industrial property protection resulting from said Invention and application(s) concerning same to said ASSIGNEE, its successors or assigns.

I hereby grant Lowenstein Sandler LLP power to insert in this Assignment any further identification that may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office or any other patent office for recordation of this document.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

I hereby represent that I have the full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict with this Assignment.

I declare under penalty of perjury under the laws of the United States of America, and under penalty of the laws of any other jurisdiction before which this document may be presented, that I have signed this document as my own free act and that all of the foregoing is true and correct.

Date: March 27, 2019	/s/ Claude Burnet Signature of Officer of LABORATOIRES MAYOLY SPINDLER (Assignor)
Claude Burnet Print Name and Title of Officer of LABORATOIRES MAYOLY SPINDLER (Assignor)
Date: March 27, 2019	/s/ Thijs Spoor Signature of Officer of AZURRX BIOPHARMA, INC. (Assignee)
Thijs Spoor Print Name and Title of Officer of AZURRX BIOPHARMA, INC. (Assignee)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Attorney Docket No.: 34921-4

Patent Schedule I

[*****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Attorney Docket No.: 34921-4

Patent Schedule II

[*****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Exhibit G

Description of Restricted Shares

This Appendix is intended to provide you with a description of certain rules, regulations and limitations with respect to the sale of securities in the United States. The following descriptions are for informational purposes only, and are not intended to constitute a complete analysis of all applicable laws and regulations that may apply to the sale of the securities described in the Agreement. Nothing contained herein shall be construed as legal advice which may be relied upon by any party in possession of this Appendix. You should consult your independent legal counsel for specific guidance regarding any intended offer and sale of securities described in the Agreement.

In general, all offers and sales of securities in the United States must either be registered under the Securities Act of 1933, as amended (the “Securities Act”), or exempt from registration in accordance certain exemptions provided under the Securities Act. The shares of AzurRx BioPharma, Inc. common stock issuable to you as Closing Payment Stock in accordance with the terms and conditions of this Agreement will not be registered when issued, and instead will be considered restricted securities.

Should the Company file a registration statement under the Securities Act that registers the Closing Payment Stock, as is required by Section 3.2 of the Agreement, and such registration statement is declared effective by the United States Securities and Exchange Commission (the “SEC”), such shares will no longer be considered restricted securities, and, instead, may be freely sold. The Company will contact you upon receiving notice that any such registration statement has been declared effective by the SEC, and will provide you with the applicable prospectus and provide any additional information that may be required, including information from the Company’s transfer agent, to facilitate the removal of any restrictions from your securities.

Absent an effective registration statement under the Securities Act, restricted securities may be sold in the United States pursuant to an exemption from registration under applicable rules promulgated under the Securities Act. The most frequently utilized exemption is Securities Act Rule 144, often referred to simply as Rule 144. Pursuant to Rule 144, restricted securities may be resold to the public if the following conditions are satisfied:

1.
The restricted securities have been held by the stockholder for a minimum of six months;

2.
The stockholder is not, and, for the three-month period preceding the proposed resale, has not been an affiliate (as such term is defined under the Securities Act) of the issuer of the securities; and

3.
The issuer of the securities files reports under the Securities Exchange Act of 1934, as amended, and is current in its reporting obligations.

Sales of restricted securities in reliance on Rule 144 often require certain documentation, including an executed representation letter, confirming that the conditions of Rule 144 have been satisfied, and an opinion of counsel delivered to the transfer agent opining that the conditions for resale of the securities under Rule 144 have been satisfied. To reach the company’s securities counsel, contact:

Disclosure Law Group
One America Plaza

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

G-1

600 West Broadway, Suite 700
San Diego, CA 92101
(619) 272-7050
Attention Daniel Rumsey

Should you have any questions with respect to the current status of your securities, or about a potential sale of restricted securities, please contact either the Company or its transfer agent:

Colonial Stock Transfer
66 Exchange Place, Ste 100
Salt Lake City, UT 84111
(801) 355-5740
shareholders@colonialstock.com
www.colonialstock.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

G-2

Exhibit G

Patent Assignment Agreement – [*****]

ASSIGNMENT

I, [*****],

and each of us, if more than one person is identified above (hereinafter “ASSIGNOR”), in consideration of good and valuable consideration, the sufficiency of which and receipt of which are hereby acknowledged, paid to ASSIGNOR by

AZURRX BIOPHARMA, INC.

a Delaware corporation, located at 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226, USA (hereinafter “ASSIGNEE“), do hereby sell and assign to said ASSIGNEE, its successors and assigns, the below indicated right, title, and interest, throughout the world, in and to my Invention entitled:

CLONING AND EXPRESSING AN ACID-RESISTANT EXTRACELLULAR LIPASE OF YARROWIA LIPOLYTICA

invented by me and described in the patents listed in attached Patent Schedule II, and all patents, divisions, reissues, continuations and any extensions thereof and rights of priority therein, and all applications for industrial property protection including, without limitation, all applications for patents, utility models, inventor’s certificates and designs and rights of priority therein that may be filed for said Invention in any country, and including the right to claim the same priority rights from any previously filed applications under the International Agreement for the Protection of Industrial Property, or any other international agreement, or the domestic laws of the country in which any such application is filed, as may be applicable; said interest being my entire ownership interest in the same, to be held and enjoyed by said ASSIGNEE, its successors, assigns, or other legal representatives, to the full end of the term thereof, as fully and entirely as the same would have been held and enjoyed by me if this Assignment and sale had not been made.

And for the consideration aforesaid, I hereby covenant and agree to and with said ASSIGNEE, its successors and assigns, that whenever ASSIGNEE, its counsel or representative, or the counsel or representative of its successors or assigns, shall advise that an amendment to, or a division of, or any other proceeding or action in connection with an application concerning said Invention, including interference proceedings, is lawful and desirable, or that a reissue or continuation or extension of such application or patent issuing therefrom is lawful and desirable, I will sign all papers and drawings, take all rightful oaths and affidavits, and do all acts necessary or required to be done for the procurement or enforcement of all lawful rights associatedwith the Invention, or for the reissue or continuation or extension of the same, will do all acts necessary or required to secure in said ASSIGNEE, its successors or assigns, the title to and full benefit of all rights hereby assigned, without charge to said ASSIGNEE or its successors or assigns, but at its or their expense; and I hereby appoint every present or future officer of said ASSIGNEE as my agent to sign all such papers and to do all such necessary acts on my behalf, to the fullest extent permitted by law.

And I hereby authorize and request the Commissioner of Patents and Trademarks and any other granting authority to issue any Letters Patent or other evidence or forms of industrial property protection resulting from said Invention and application(s) concerning same to said ASSIGNEE, its successors or assigns.

I hereby grant Lowenstein Sandler LLP power to insert in this Assignment any further identification that may be necessary or desirable in order to comply with the rules of the United States Patent and Trademark Office or any other patent office for recordation of this document.

I hereby represent that I have the full right to convey the entire interest herein assigned, and that I have not executed, and will not execute, any agreement in conflict with this Assignment.

I declare under penalty of perjury under the laws of the United States of America, and under penalty of the laws of any other jurisdiction before which this document may be presented, that I have signed this document as my own free act and that all of the foregoing is true and correct.

Date: _______________________	__________________________________ Signature of [*****] (Assignor)
__________________________________ Name and Title (Assignor)

Date: _______________________	Signature of Officer of AZURRX BIOPHARMA, INC. (Assignee)
Print Name and Title of Officer of AZURRX BIOPHARMA, INC. (Assignee)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.

Attorney Docket No.: 34921-4

Patent Schedule II

[*****]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*****], HAS BEEN OMITTED BECAUSE AZURRX BIOPHARMA, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO AZURRX BIOPHARMA, INC. IF PUBLICLY DISCLOSED.